November 2022 NASDAQ:BCBP 1 Exhibit 99.1

This presentation, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward- looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward- looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers’ businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies targeted for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Safe Harbor Statement

Growing, profitable, and commercially oriented Bank with $3bn in assets and $2.7bn in deposits Top 15 ranked NJ-based Bank by deposit size Attractive geographic footprint in desirable markets with high population density Focused on commercial loan growth funded with relationship-based core deposits Proven history of consistent profitability driven by balance sheet growth, improving business mix, and expense discipline Strong asset quality, stable liquidity position, and robust capitalization Opportunistic acquirer with a successful integration history Well-positioned to benefit from the market disruptions caused by recent regional mergers Prudent steward of capital with a track record of successfully raising capital in both public and private markets Executive Summary

Strategically investing in digital banking technologies and infrastructure Experienced leadership team and Board of Directors that have guided the Bank through multiple economic cycles Offers a unique value proposition with meaningful future upside Executive Summary (Cont’d)

Founded in 2000 Growing $3.3 billion commercial bank headquartered in Bayonne, NJ with a market capitalization of over $330 million Community and relationship-focused business model Operates 28 full-service banking offices Markets of Operation: New Jersey: Hudson County, Middlesex County, Essex County, Bergen County, Morris County, Monmouth County and Union County New York: Richmond County and Nassau County Photo Source: hdrinc.com About BCB Bancorp, Inc. (BCBP)

Source: BCB + SNL Financial BCBP Branch Footprint BCB Branches

. Source: S&P Capital IQ RANKED IN TOP 15 OF NJ-BASED BANKS BY DEPOSIT SIZE

Source: Company Filings Commercially Focused Bank 2017 Total Loans: $1.6 billion Yield on Loans: 4.57% 2022 Total Loans: $2.8 billion Yield on Loans: 4.79% Strong 5-year loan growth highlighted by yield expansion and a continued strategic commercial focus 5-Year CAGR: 12%

Source: Company Filings Commercially Focused Bank (Cont’d) 2017 Total Deposits: $1.5 billion Cost of Deposits: 0.83% 2022 Total Deposits: $2.7 billion Cost of Deposits: 0.36% Loan growth funded by an attractively priced and expanding deposit franchise with emphasizes on relationship-based banking. Meaningfully increased core funding over the past five years. 5-Year CAGR: 12%

Source: S&P Capital IQ and Company Filings. Significant balance sheet growth combined with NIM expansion and expense control has resulted in attractive returns Net Interest Margin Efficiency Ratio Consistent Profitable Growth Total Assets ($B) ROATE

Source: S&P Capital IQ and Company Filings. Balance sheet growth accompanied with improving credit quality and prudent management of capital and liquidity. Better positioned than peers to deal with economic headwinds LLR / Loans Loans / Deposits Strong Credit Quality, Liquidity, and Capital Position %NPAs (Exc. Restr.) Tang. Equity Ratio

Strategic Acquirer

Pamrapo Bancorp, Inc.	Allegiance Community Bank	IA Bancorp, Inc.



BCBP
Pamrapo



BCBP
Allegiance



BCBP (22)
IA Bancorp (5)

2010		2011		2018	
HQ:	Bayonne, NJ	HQ:	South Orange, NJ	HQ:	Edison, NJ
Target Assets:	~$600 million	Target Assets:	~$125million	Target Assets:	~$235million

Seasoned acquirer with successful integration track record

12

BCB Bank

Note: Represents data at announcement date; Historical maps only include active branches
Source: S&P Global Market Intelligence

Management has a proven track record of managing the capital in a disciplined and profitable manner Management continues to deploy capital strategically to pursue the following initiatives: Organic Growth – Significant demand from a growing base of commercial customers Share Buybacks – Stock remains attractively priced trading below its intrinsic value Common Dividends – Safe alternative to repatriate capital back to the shareholders while maintaining a favorable dividend yield Acquisitions – Proven ability to close and integrate acquisitions. However, the current macroeconomic environment not conducive for pursuing acquisitions Consistent profitability continues the build-up of capital organically Management also has the expertise to raise capital successfully in both private and public markets as evidenced by historical capital issuances Track Record of Prudent Capital Management

Source: BCB + Google My Maps Management is focused on the digitization of both the front and back office operations for revenue and expense optimization Partnership with Q2 to enhance BCB’s digital banking channels Proactively investing in “smart” ITMs to improve customer experience and reduce reliance on branch staff CRM technology upgrade designed to improve customer relationship management Select back-office investments include automating critical compliance and risk processes Rollout of a new customer self-service deposit escrow platform that is expected to generate low cost deposits All digital initiatives are aimed at supporting BCB’s relationship-based banking model Digitally Focused

Years in the Industry Years with the Company Experience Thomas Coughlin President & Chief Executive Officer 33 21 President & CEO of the Company and the Bank since 2014 Also served as Chief Financial Officer and Chief Operating Officer of the Company and the Bank Previously served as Vice President of Chatham Savings Bank and the Controller and Corporate Secretary of First Savings Bank of New Jersey Currently, serves as the President of the Bayonne Chamber of Commerce Ryan Blake, MBA Chief Operating Officer 15 15 Chief Operating Officer and Corporate Secretary since 2021. Previously served in various capacities, most recently as Controller for the Company and the Bank. Also serves as a director of the Bank, as Vice President of a chapter of Rotary International, as a Trustee on the Bayonne Public Library Board, and is a former director of the New Jersey LGBT Chamber of Commerce. Jawad Chaudhry, CFA Chief Financial Officer 20 - Chief Financial Officer of the Company and the Bank since 2022. Previously served as EVP, Head of FP&A, Corporate Finance, and Strategy at NJ-based Investors Bank. Prior to that he was VP Corporate Development at Prudential Financial and SVP in the FIG Investment Banking groups at Jefferies Financial, Barclays Capital, and Lehman Brothers. Kenneth Emerson Chief Strategy & Risk Officer 36 2 Chief Strategy & Risk Officer of the Company and the Bank since 2020. Previously worked at Blue Foundry Bank in several capacities including Chief Information and Technology Officer, CRO, and Chief Operations and Strategy Officer. Prior to that he was employed by Summit Bank, Valley Savings Bank, Howard Savings Bank, Carteret Savings Bank, and FinPro Financial Advisors in various executive capacities. Experienced Management Team

Years in the Industry Years with the Company Experience David Garcia Chief Lending Officer 26 2 Chief Lending Officer of the Company and Bank since 2020. Previously served at Oritani Bank as Executive Vice President of the bank’s private REIT, Oritani Asset Corp., and at UBS Investment Bank in various executive capacities. Former Chairman of the Real Estate Board of New York Finance Committee. Sandra Sievewright Chief Compliance Officer 30 8 Chief Compliance Officer of the Company and the Bank since 2014 Previously employed by First Commerce Bank and Bogota Savings Bank, serving in compliance, BSA, risk, security and branch administration functions Wing Siu Chief IT Officer 21 8 Previously served as Chief IT Officer at Sterling National Bank. Extensive IT-related experiences and the following certificates: CISSP, CISM, and CISA Source: S&P Global Market Intelligence Experienced Management Team

NJ-based highly profitable commercial bank in demographically attractive markets Sizeable balance sheet with $3bn in assets and significant growth potential Commercial orientation and relationship-based banking has translated into consistent NIM expansion over the past several quarters Rising rate environment likely to force NIM compression for the broader industry. Although not immune to the economic headwinds, BCB is much better positioned to protect its profitability relative to peers One of the few banks in NY metro area that services Marijuana customers Source of core deposits, highly profitable loans, and fee income that is expected to grow given the recent legalization in NY and NJ Positively trending asset quality continues to keep credit costs in check and highlights the Bank’s focus on conservative underwriting Expense discipline has resulted in industry leading efficiency ratio and remains a key management focus Value Proposition – Key Takeaways

* Valuation based on market data as of 11/3/22 sourced from S&P Capital IQ. Well-positioned to advantage from the market opportunities resulting from recent regional mergers Strong organic capital growth and prudent use of capital have resulted in robust capitalization Safety hedge against a recessionary environment and support for strategic growth Seasoned leadership team with history of successfully navigating previous economic cycles Market consolidation will continue to increase BCB Bank’s scarcity and franchise value due to its profitable profile and presence in highly desirable markets Stock remains attractively priced trading below its intrinsic value P/TBV: 1.29x P/NTM EPS: 6.9x Dividend Yield: 3.3% Value Proposition – Key Takeaways (Cont’d)

Source: S&P Capital IQ November 4, 2021-November 3, 2022 Percent Change in Price(%) Nov-22 BCBP One Year Stock Price Performance +28% -24%

Summary Financial Highlights

Source: S&P Capital IQ and Company filings. Overall Financial Results

Performance Metrics

CONTACT INFORMATION Thomas M. Coughlin President & Chief Executive Officer 201-823-9169 tcoughlin@bcb.bank Jawad Chaudhry, CFA Chief Financial Officer 201-243-3233 jchaudhry@bcb.bank Photo Source: www.bcb.bank Ryan Blake, MBA Chief Operating Officer 201-243-3234 rblake@bcb.bank Kenneth Emerson Chief Strategy & Risk Officer 201-243-3249 kemerson@bcb.bank